State of Department
                        Office of the Secretary of State
                        --------------------------------

         I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby Certify the attached is a true and correct copy of the Certificate of Incorporation of "Belco Systems Technologies, Inc.", filed in this office on the seventeenth Day of August, A.D. 1995, at 4 O'Clock P.M.
         A Certified Copy of this certificate has been forwarded to the New Castle County Recorder of Deeds for Recording.





                                      (Seal) /s/ Edward J. Freel
                                            ___________________________________
                                            Edward J. Freel, Secretary of State

                                            Authentication:  7613324
                                                      Date:  08-18-95

                          Certificate of Incorporation
                                       of
                        Belco Systems Technologies, Inc.


     1. The Name of the corporation is:

                    Belco Systems Technologies, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law if Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue to Ten Million (10,000,000) and the par value of each of such shares is One Hundred of One Cent ($.0001) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be written ballot.

     6. The name and mailing address of the incorporator is:

                              L. J. Vitalo
                              Corporation Trust Center
                              1209 Orange Street
                              Wilmington, Delaware 19801

     I, The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of August, 1995


                                                           /s/  L. J. Vitalo
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